Exhibit 23.2

Consent of Clifton D. Bodiford, certified public accountant




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Exhibit 23.2


                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
First Community Corporation


We consent to the use in this Registration Statement on Form S-3 of our report dated January 15, 2003, which appears in annual report on Form 10-KSB of First Community Corporation for the year ended December 31, 2002, and the reference to my name under the caption "Financial Statements" in the Prospectus.



/s/ Clifton D. Bodiford
-----------------------
Certified Public Accountant
Columbia, SC
July 7, 2003